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                                                                      EXHIBIT 24


                              BAUM & COMPANY, P. A.
                          Certified Public Accountants
                        1515 University Drive, Suite 209
                          Coral Springs, Florida 33071
                                 (954) 752-1712

Cuidao Holding Corp.
3201 West Griffin Road, Suite 204
Fort Lauderdale, Florida 33312-6900

RE: CUIDAO HOLDING CORP.

Dear Sir or Madam:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated July 15, 1997, relating to the financial statements of Cuidao Holding Corp. which are contained in this Prospectus.

We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.


BAUM & COMPANY, P.A.

Coral Springs, Florida
December 18,1997